Exhibit 99.906 CERT

Cashmere Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jesse Randall, Principal Executive Officer of the Cashmere Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jesse Randall
Jesse Randall
President and Principal Executive Officer
Date: December 5, 2025

I, Gordon Jones, Principal Financial Officer & Treasurer of the Cashmere Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Gordon Jones
Gordon Jones
Principal Financial Officer & Treasurer
Date: December 5, 2025

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to Cashmere Fund and will be retained by the Cashmere Fund and furnished to the Securities and Exchange Commission or its staff upon request.